Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Timothy A. Bonang, Vice President, Investor Relations
(617) 796-8245
www.fivestarseniorliving.com

Five Star Quality Care, Inc. Completes Disposition of Rehabilitation Hospitals

Company Expects to Realize Cash Proceeds of Approximately $8.0 Million;

Reduces Annual Rent Obligations by $11.5 Million

Five Star Now 100% Focused on Operating Senior Living Communities
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Newton, MA (January 2, 2014):  Five Star Quality Care, Inc. (NYSE: FVE) (“FVE” or “Five Star”) today announced that effective December 31, 2013, it has transferred the operations of two rehabilitation hospitals to entities affiliated with Reliant Hospital Partners, LLC (Reliant) of Richardson, TX.

The two hospitals are New England Rehabilitation Hospital located in Woburn, MA and Braintree Rehabilitation Hospital located in Braintree, MA, plus several leased in-patient and out-patient locations in eastern Massachusetts which are affiliated with these hospitals.  The hospitals were formerly leased by FVE from Senior Housing Properties Trust (NYSE: SNH).  SNH sold the hospitals’ real estate assets to HSRE-TST III, LLC, a joint venture comprised of affiliates of The Sanders Trust, LLC of Birmingham, AL and Harrison Street Real Estate Capital, LLC of Chicago, IL (HSRE).

With the hospitals’ sale and operations transfers complete, FVE expects to realize cash proceeds of approximately $8.0 million from the retention of its working capital investment in these hospitals.   FVE will be relieved of rent obligations totaling approximately $11.5 million per year, including rents to SNH and rents to third parties.

In connection with the transfer of operations of the hospitals, FVE’s $35 million secured revolving credit facility was reduced to $25 million because the accounts receivable generated at the two rehabilitation hospitals will no longer be available as collateral.  FVE also has an additional $150 million revolving credit facility secured by certain FVE owned real estate that is unaffected by the transfer of the hospitals’ operations.

Bruce Mackey, President and Chief Executive Officer of FVE, made the following statement concerning this transaction:

“By exiting these hospital operations, Five Star increases its focus on its core business of private pay senior living communities.  I believe the fact that the large majority (approximately 77%) of Five Star’s total revenues are from residents and patients who pay for services with private resources is an indication of the high quality of FVE’s services.”

Jefferies LLC acted as a financial advisor in connection with this transaction.

Five Star Quality Care, Inc. is a senior living and healthcare services company that owns, leases and manages senior living communities, including primarily private pay independent and assisted living communities located throughout the U.S.  FVE is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. WHENEVER FVE OR MR. MACKEY USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THEIR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT FVE EXPECTS TO REALIZE CASH PROCEEDS OF APPROXIMATELY $8.0 MILLION BY RETAINING ITS WORKING CAPITAL INVESTMENT IN THE REHABILITATION HOSPITALS. THIS EXPECTED AMOUNT IS BASED ON AMOUNTS OF FVE WORKING CAPITAL INVESTMENTS IN THE HOSPITALS AS OF NOVEMBER 30, 2013. THE AMOUNT OF NET WORKING CAPITAL FVE RETAINS WILL DEPEND ON MANY FACTORS, INCLUDING THE FINANCIAL RESULTS OF THE OPERATIONS OF THE REHABILITATION HOSPITALS PRIOR TO TRANSFER.  ACCORDINGLY, THE AMOUNT OF NET WORKING CAPITAL THAT MAY BE RETAINED BY FVE IS NOT ASSURED AND MAY BE LESS THAN $8.0 MILLION.

•                  THIS PRESS RELEASE STATES THAT A LARGE MAJORITY OF FVE’S TOTAL REVENUES (APPROXIMATELY 77%) ARE NOW FROM RESIDENTS AND PATIENTS WHO PAY FOR SERVICES WITH PRIVATE RESOURCES.  THIS MAY IMPLY THAT A LARGE MAJORITY OF FVE’S REVENUES WILL CONTINUE TO COME FROM RESIDENTS’ AND PATIENTS’ PRIVATE RESOURCES.  HOWEVER, RESIDENTS AND PATIENTS WHO PAY FOR FVE’S SERVICES WITH THEIR PRIVATE RESOURCES MAY BECOME UNABLE TO AFFORD FVE’S SERVICES WHICH COULD RESULT IN DECREASED OCCUPANCY, DECREASED REVENUES AT FVE’S SENIOR LIVING COMMUNITIES OR INCREASED RELIANCE ON LOWER RATES FROM GOVERNMENT PAYERS.  FURTHER, FVE MAY ACQUIRE OR OPERATE ADDITIONAL HEATHCARE FACILITIES THAT HAVE A HIGHER PERCENTAGE OF THEIR REVENUES RECEIVED FROM THE MEDICARE AND MEDICAID PROGRAMS.  IN ADDITION, THE MEDICAID AND MEDICARE PROGRAMS MAY BE CHANGED TO PROVIDE FOR PAYMENTS FOR ADDITIONAL RESIDENTS OR PATIENTS OF FVE OPERATED HEALTHCARE FACILITIES.

•                  THIS PRESS RELEASE STATES THAT FVE IS NOW 100% FOCUSED ON OPERATING SENIOR LIVING COMMUNITIES.  THIS MAY IMPLY THAT FVE’S OPERATING RESULTS WILL IMPROVE.  HOWEVER, THE HOSPITALS’ OPERATIONS WERE A SMALL PART OF FVE’S BUSINESS AND FVE MAY NOT REALIZE IMPROVED OPERATING RESULTS.  ALSO, FVE MAY CONSIDER OTHER INVESTMENTS AND BUSINESS OPPORTUNITIES IN THE FUTURE WHICH MAY RESULT IN FVE NOT HAVING ITS CONTINUING OPERATIONS 100% FOCUSED UPON SENIOR LIVING COMMUNITIES.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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